CUSIP No. 15708Q105	13G	Page 1 8 of 20 Pages

Exhibit 2

MEMBERS OF THE GROUP

Group I

Lux Ventures II, L.P.

Lux Ventures II Sidecar, L.P.

Lux Ventures II Partners Fund I LLC